Howard Hughes Holdings Inc. Supplemental Information Three Months Ended December 31, 2025 NYSE: HHH Exhibit 99.2

2H O W A R D H U G H E S H O L D I N G S 2 Cautionary StatementsCautionary Statements Forward-Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” "believe," “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” "project,” “realize,” “should,” “transform,” "will," “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, and achievements to materially differ from any future results, performance, and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (SEC) on February 19, 2026. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non- GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are net operating income (NOI), Cash G&A, Adjusted condo gross profit, and net debt. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. We define NOI as operating revenues (rental income, tenant recoveries, and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets segment because it provides a performance measure that reflects the revenues and expenses directly associated with owning and operating real estate properties. This amount is presented as Operating Assets NOI throughout this document. Total Operating Assets NOI represents NOI as defined above with the addition of our share of NOI from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that property-specific factors such as rental and occupancy rates, tenant mix, and operating costs have on our operating results, gross margins, and investment returns. While NOI is a relevant and widely used measure of operating performance of real estate companies, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. NOI does not purport to be indicative of cash available to fund our future cash requirements. Further, our computation of NOI may not be comparable to NOI reported by other real estate companies. We have included in this presentation a reconciliation from our GAAP Operating Assets segment earnings before taxes (EBT) to NOI. Our other non-GAAP measures are defined and reconciled on the applicable supplemental pages. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "Financial Reporting" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers, and certain shareholders on Forms 3, 4, and 5.

3H O W A R D H U G H E S H O L D I N G S 3 Table of Contents Financial Overview Definitions 4 Company Profile 5 Financial Summary 7 Balance Sheets 9 Statements of Operations 10 Operating Portfolio Performance Same Store Metrics 11 NOI by Region 13 Stabilized Properties 15 Unstabilized Properties 17 Under Construction Properties 18 Other Portfolio Metrics Completed Condominiums 19 Under Construction Condominiums 20 Predevelopment Condominiums 21 Summary of Remaining Development Costs 22 Portfolio Key Metrics 23 MPC Performance 24 MPC Land 25 MPC Land Appreciation 26 Lease Expirations 27 Debt Summary 28 Reconciliations of Non-GAAP Measures 30

4H O W A R D H U G H E S H O L D I N G S 4 Stabilized - Properties in the Operating Assets segment that have reached 90% occupancy or have been in service for 36 months or more, whichever occurs first. If an office, retail, or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets segment that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments segment for which construction has commenced as of December  31, 2025, unless otherwise noted. This excludes Master Planned Community (MPC) and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating revenues (rental income, tenant recoveries, and other revenues) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factor, such as lease structure, lease rates, and tenant bases, have on our operating results, gross margins, and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets segment because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. This amount is presented as Operating Assets NOI throughout this document. In-Place NOI - We define In-Place NOI as forecasted current year NOI, excluding certain items affecting comparability to Estimated Stabilized NOI, such as non-recurring items and other items not indicative of stabilized operations, for all properties included in the Operating Assets segment as of the end of the current period. Total Operating Assets NOI - This term represents NOI as defined above with the addition of our share of NOI from unconsolidated ventures. Estimated Stabilized NOI - Estimated Stabilized NOI is an asset's potential annual NOI. This measure is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s In-Place NOI is compared to its Estimated Stabilized NOI in conjunction with forecast data to determine if an adjustment is needed. Adjustments are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets segment are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. Same Store Properties - The Company defines Same Store Properties as consolidated and unconsolidated properties that are acquired or placed in service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store Properties exclude properties placed in service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as in service for that property to be included in Same Store Properties. Same Store NOI - We calculate Same Store Net Operating Income (Same Store NOI) as Operating Assets NOI applicable to consolidated properties acquired or placed in service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store NOI also includes the Company's share of NOI from unconsolidated ventures and the annual distribution from a cost basis investment. Same  Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other companies may not define Same Store NOI in the same manner as we do; therefore, our computation of Same Store NOI may not be comparable to that of other companies. Additionally, we do not control investments in unconsolidated properties, and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements. Definitions

Company Profile - Summary & Results

Howard Hughes Holdings to Acquire Vantage Group Holdings

On December 18, 2025, the Company announced that it has entered into a definitive agreement to acquire 100% of Vantage Group Holdings Ltd. (Vantage), a privately held leading specialty insurance and reinsurance company backed by Carlyle and Hellman & Friedman, for approximately $2.1 billion. The transaction is expected to close in the second quarter of 2026, subject to customary regulatory approvals. Upon closing, Vantage will anchor Howard Hughes' transformation into a diversified holding company.

Q4 2025 Performance Highlights



Operating Assets NOI
$68.0M
Office 53%
Multi-family 25%
Retail 19%
Other 3%
MPC EBT
$105.4M
Bridgeland 35%
Summerlin 50%
The Woodlands 10%
The Woodlands Hills 5%
Condos Contracted
28 units
Ritz-Carlton Residences 6%
'Ilima 14%
Melia 29%
The Launiu 51%

Q4 2025 MPC Land Sales Metrics

	Acres Closed in Current Quarter		Land Sales Revenue (a)		Gross Margin	
$ in thousands	**Residential**	**Commercial**	**Residential**	**Commercial**	**Residential**	**Commercial**
Bridgeland	71.6	—	$ 50,193	$ 1,048	64.8 %	— %
Summerlin	—	—	39,156	—	— %	— %
The Woodlands	—	30.1	—	17,839	— %	75.4 %
The Woodlands Hills	19.3	—	9,139	61	63.3 %	— %
Total	**90.9**	**30.1**	**$ 98,488**	**$ 18,948**		

(a) Land Sales Revenue includes deferred revenue from land sales closed in a previous period that met criteria for recognition in the current period and excludes amounts deferred from current period land sales that do not yet meet the recognition criteria.

Market Capitalization and Enterprise Value

thousands except share price and billions	**Q4 2025**	**Q3 2025**	**Q2 2025**	**Q1 2025**	**Q4 2024**
Share price (a)	$ 79.77	$ 82.17	$ 67.50	$ 74.08	$ 76.92
Outstanding common stock (a)	59,370	59,387	59,363	50,397	50,116
Market Capitalization (b)	$4.7b	$4.9b	$4.0b	$3.7b	$3.9b
Enterprise Value (c)	$8.4b	$8.8b	$7.9b	$8.6b	$8.5b

(a) Presented as of period end date.
(b) Market Capitalization = Closing share price as of the last trading day of the respective period times outstanding common stock as of period end date.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.

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6H O W A R D H U G H E S H O L D I N G S 6 Office 65% Retail 35% Office 45% Multifamily 10% Retail 45% Office 51% Multifamily 26% Retail 19% Other 4% Office 51% Multifamily 26% Retail 19% Other 4% Office 46% Multifamily 37% Retail 17% Q4 2025 Path to Estimated Stabilized NOI Currently Under Construction Currently Unstabilized Currently Stabilized Total Estimated Stabilized NOI $26.7M Estimated Stabilized NOI $323.5M Estimated Stabilized NOI $360.5M Office 53% Multifamily 25% Retail 19% Other 3% Office 53% Multifamily 25% Retail 19% Other 3% See page 4 for definitions of Under Construction, Unstabilized, Stabilized, and Net Operating Income (NOI). Q4 '25 Actual NOI $66.9M Q4 '25 Actual NOI $1.1M Q4 '25 Actual NOI $68.0M Estimated Stabilized NOI $10.3M Retail Sq. Ft. 66,700 Retail Sq. Ft. 126,454 Retail Sq. Ft. 2,187,811 Retail Sq. Ft. 2,380,965 Office Sq. Ft. 237,264 Office Sq. Ft. 424,247 Office Sq. Ft. 6,543,348 Office Sq. Ft. 7,204,859 Other Sq. Ft. — Other Sq. Ft. — Other Sq. Ft. 125,801 Other Sq. Ft. 125,801 Multifamily Units — Multifamily Units 268 Multifamily Units 5,587 Multifamily Units 5,855 Q4 2025 Operating Results by Property Type Currently Unstabilized Currently Stabilized Total Company Profile - Summary & Results (cont.)

Financial Summary

thousands except percentages	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	FY 2025	FY 2024
Debt Summary							
Total debt payable (a)	$5,144,214	$5,324,080	$5,260,184	$5,286,877	$5,168,437	$5,144,214	$5,168,437
Fixed-rate debt	$3,923,855	$3,848,684	$3,867,214	$3,780,580	$3,769,529	$3,923,855	$3,769,529
Weighted avg. rate - fixed	4.79 %	4.77 %	4.78 %	4.72 %	4.71 %	4.79 %	4.71 %
Variable-rate debt, excluding condominium financing	$ 742,199	$ 802,988	$ 806,291	$1,068,223	$1,067,682	$ 742,199	$1,067,682
Weighted avg. rate - variable (b)	7.07 %	7.22 %	7.15 %	6.99 %	6.98 %	7.07 %	6.98 %
Condominium debt outstanding at end of period	$ 478,160	$ 672,408	$ 586,679	$ 438,074	$ 331,226	$ 478,160	$ 331,226
Weighted avg. rate - condominium financing	8.26 %	8.04 %	8.11 %	8.10 %	8.13 %	8.26 %	8.13 %
Leverage ratio (debt to enterprise value)	60.51 %	60.24 %	66.49 %	61.35 %	60.67 %	60.51 %	60.67 %
General and Administrative Expenses							
General and administrative (G&A) (c)	$ 36,971	$ 28,281	$ 34,552	$ 22,436	$ 22,822	$ 122,240	$ 91,752
Less: Non-cash stock compensation	(2,136)	(2,585)	(6,167)	(2,751)	(2,229)	(13,639)	(9,104)
Cash G&A (d)	$ 34,835	$ 25,696	$ 28,385	$ 19,685	$ 20,593	$ 108,601	$ 82,648

(a) Represents total mortgages, notes, and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs.

(b) Includes the impact of interest rate derivatives.

(c) G&A expense includes the following costs for the full year 2025:

  i. $10.3 million of severance costs and $3.9 million of non-cash stock compensation related to a strategic reduction in force in the second quarter

  ii. $17.1 million of the Pershing Square base and variable advisory fees that began in the second quarter of 2025

  iii. $10.5 million of legal and consulting fees related to the planned acquisition of Vantage incurred in the fourth quarter of 2025

(d) Cash G&A is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of overhead efficiency without regard to non-cash expenses associated with stock compensation. However, it should not be used as an alternative to general and administrative expenses in accordance with GAAP.

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Financial Summary (cont.)

thousands	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	FY 2025	FY 2024
Segment Metrics							
Operating Assets							
Operating Assets NOI	$ 65,541	$ 65,570	$ 66,856	$ 64,018	$ 58,911	$ 261,985	$ 245,455
Company's share of NOI from unconsolidated ventures	2,456	2,295	2,004	7,548	2,288	14,303	11,552
Total Operating Assets NOI	$ 67,997	$ 67,865	$ 68,860	$ 71,566	$ 61,199	$ 276,288	$ 257,007
MPC							
MPC Segment EBT	$ 105,421	$ 205,005	$ 102,412	$ 63,264	$ 56,890	$ 476,102	$ 349,134
Adjusted Condo Gross Profit (a)							
Condominium rights and unit sales	$ 369,479	$ 142	$ 193	$ 342	$ 778,590	$ 370,156	$ 778,616
Condominium rights and unit cost of sales	(368,296)	(59)	(811)	(242)	(566,880)	(369,408)	(582,574)
Less: Waiea settlement and remediation cost	—	—	—	—	—	—	15,091
Adjusted condo gross profit (b)	$ 1,183	$ 83	$ (618)	$ 100	$ 211,710	$ 748	$ 211,133

(a) Adjusted condo gross profit is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of gross profit related to condominium sales closed in each period. This measure excludes costs in Condominium rights and unit cost of sales related to the remediation of construction defects at Waiea tower and costs related to a settlement agreement reached for the reimbursement of Waiea remediation costs.

(b) The fluctuations in Adjusted condo gross profit are attributed to the timing and mix of condo sales. We closed units at a workforce tower in the fourth quarter of 2025 with an expected breakeven gross margin, compared to closing units at a luxury tower in the fourth quarter of 2024.

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Balance Sheets

thousands except par values and share amounts (unaudited)	December 31, 2025	December 31, 2024
ASSETS		
Master Planned Communities assets	$ 2,635,077	$ 2,511,662
Buildings and equipment	4,028,862	3,841,872
Less: accumulated depreciation	(1,082,124)	(949,533)
Land	307,625	302,446
Developments	1,477,615	1,341,029
Net investment in real estate	7,367,055	7,047,476
Investments in unconsolidated ventures	170,122	169,566
Cash and cash equivalents	1,468,507	596,083
Restricted cash	628,651	402,420
Accounts receivable, net	134,122	105,185
Municipal Utility District (MUD) receivables, net	459,729	463,799
Deferred expenses, net	160,966	139,350
Operating lease right-of-use assets	5,231	5,806
Other assets, net	245,078	281,551
Total assets	**$ 10,639,461**	**$ 9,211,236**
LIABILITIES		
Mortgages, notes, and loans payable, net	$ 5,109,828	$ 5,127,469
Operating lease obligations	4,868	5,456
Deferred tax liabilities, net	164,472	142,100
Accounts payable and other liabilities	1,518,047	1,094,437
Total liabilities	**6,797,215**	**6,369,462**
EQUITY		
Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued	—	—
Common stock: $0.01 par value; 150,000,000 shares authorized, 65,910,640 issued, and 59,370,353 outstanding as of December 31, 2025, 56,610,009 shares issued, and 50,116,150 outstanding as of December 31, 2024	659	566
Additional paid-in capital	4,458,838	3,576,274
Retained earnings (accumulated deficit)	(62,096)	(185,993)
Accumulated other comprehensive income (loss)	(1,827)	1,968
Treasury stock, at cost, 6,540,287 shares as of December 31, 2025, and 6,493,859 shares as of December 31, 2024	(620,118)	(616,589)
Total stockholders' equity	3,775,456	2,776,226
Noncontrolling interests	66,790	65,548
Total equity	**3,842,246**	**2,841,774**
Total liabilities and equity	**$ 10,639,461**	**$ 9,211,236**

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Statements of Operations

thousands except per share amounts (unaudited)	Q4 2025	Q4 2024	YTD Q4 2025	YTD Q4 2024
REVENUES				
Condominium rights and unit sales	$ 369,479	$ 778,590	$ 370,156	$ 778,616
Master Planned Communities land sales	117,436	67,751	562,586	453,195
Rental revenue	110,564	106,639	441,446	422,100
Other land, rental, and property revenues	14,066	13,650	48,363	44,755
Builder price participation	12,904	16,960	52,341	52,023
Total revenues	**624,449**	**983,590**	**1,474,892**	**1,750,689**
EXPENSES				
Condominium rights and unit cost of sales	368,296	566,880	369,408	582,574
Master Planned Communities cost of sales	40,032	25,937	188,704	169,191
Operating costs	66,202	59,166	213,449	208,578
Rental property real estate taxes	14,474	14,596	60,768	58,395
Provision for (recovery of) doubtful accounts	191	177	232	504
General and administrative	36,971	22,822	122,240	91,752
Depreciation and amortization	47,387	44,966	183,232	179,799
Other	6,744	3,734	19,146	15,002
Total expenses	**580,297**	**738,278**	**1,157,179**	**1,305,795**
OTHER				
Gain (loss) on sale or disposal of real estate and other assets, net	(9)	14,948	29,825	22,907
Other income (loss), net	(17,986)	250	(16,023)	92,120
Total other	**(17,995)**	**15,198**	**13,802**	**115,027**
Operating income (loss)	26,157	260,510	331,515	559,921
Interest income	15,262	6,079	46,998	25,349
Interest expense	(41,287)	(42,329)	(169,931)	(164,926)
Gain (loss) on extinguishment of debt	(218)	(267)	(698)	(465)
Gain (loss) on sale of MUD receivables	—	2,874	(48,197)	(48,651)
Equity in earnings (losses) from unconsolidated ventures	4,868	(1,599)	1,772	(5,829)
Income (loss) from continuing operations before income taxes	4,782	225,268	161,459	365,399
Income tax expense (benefit)	(897)	62,948	37,616	80,184
Net income (loss) from continuing operations	5,679	162,320	123,843	285,215
Net income (loss) from discontinued operations, net of taxes	—	(6,416)	—	(88,223)
Net income (loss)	5,679	155,904	123,843	196,992
Net (income) loss attributable to noncontrolling interests	321	414	54	711
Net income (loss) attributable to common stockholders	**$ 6,000**	**$ 156,318**	**$ 123,897**	**$ 197,703**
Basic income (loss) per share — continuing operations	**$ 0.10**	**$ 3.27**	**$ 2.22**	**$ 5.75**
Diluted income (loss) per share — continuing operations	**$ 0.10**	**$ 3.25**	**$ 2.21**	**$ 5.73**

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Same Store NOI - Operating Assets Segment

thousands except percentages	Q4 2025	Q4 2024	$ Change	% Change	FY 2025	FY 2024	$ Change	% Change
Same Store Office								
Houston, TX	$ 22,044	$ 19,201	$ 2,843	15 %	$ 88,918	$ 82,654	$ 6,264	8 %
Columbia, MD	7,538	5,048	2,490	49 %	26,609	22,782	3,827	17 %
Las Vegas, NV	5,880	4,887	993	20 %	22,452	19,128	3,324	17 %
Total Same Store Office	**35,462**	**29,136**	**6,326**	**22 %**	**137,979**	**124,564**	**13,415**	**11 %**
Same Store Retail								
Houston, TX	2,823	2,031	792	39 %	11,225	9,898	1,327	13 %
Columbia, MD	984	1,277	(293)	(23)%	4,710	4,442	268	6 %
Las Vegas, NV	6,851	5,784	1,067	18 %	24,202	23,135	1,067	5 %
Honolulu, HI	2,737	3,853	(1,116)	(29)%	13,453	16,561	(3,108)	(19)%
Total Same Store Retail	**13,395**	**12,945**	**450**	**3 %**	**53,590**	**54,036**	**(446)**	**(1)%**
Same Store Multifamily								
Houston, TX	7,968	9,107	(1,139)	(13)%	38,041	37,602	439	1 %
Columbia, MD	3,195	3,357	(162)	(5)%	13,729	12,779	950	7 %
Las Vegas, NV	2,818	2,537	281	11 %	11,068	8,447	2,621	31 %
Company's share of NOI from unconsolidated ventures	1,864	1,734	130	7 %	7,234	7,378	(144)	(2)%
Total Same Store Multifamily	**15,845**	**16,735**	**(890)**	**(5)%**	**70,072**	**66,206**	**3,866**	**6 %**
Same Store Other								
Houston, TX	1,005	1,214	(209)	(17)%	4,138	4,520	(382)	(8)%
Columbia, MD	—	(199)	199	100 %	(62)	245	(307)	(125)%
Las Vegas, NV	276	316	(40)	(13)%	1,207	1,127	80	7 %
Honolulu, HI	(41)	42	(83)	(198)%	16	163	(147)	(90)%
Company's share of NOI from unconsolidated ventures	592	554	38	7 %	7,069	4,174	2,895	69 %
Total Same Store Other	**1,832**	**1,927**	**(95)**	**(5)%**	**12,368**	**10,229**	**2,139**	**21 %**
Total Same Store NOI	**66,534**	**60,743**	**5,791**	**10 %**	**274,009**	**255,035**	**18,974**	**7 %**
Non-Same Store NOI	**1,463**	**456**	**1,007**	**221 %**	**2,279**	**1,972**	**307**	**16 %**
Total Operating Assets NOI	**$ 67,997**	**$ 61,199**	**$ 6,798**	**11 %**	**$ 276,288**	**$ 257,007**	**$ 19,281**	**8 %**

See page 4 for definitions of Same Store Properties and Same Store NOI.

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12H O W A R D H U G H E S H O L D I N G S 12 thousands Q4 2025 Q3 2025 Q2 2025 Q1 2025 Q4 2024 Same Store Metrics Stabilized Leasing Percentages Office 88% 89% 89% 88% 89 % Retail 92% 93% 96% 96% 96 % Multifamily 93% 96% 97% 96% 96 % Unstabilized Leasing Percentages (a) Retail — % — % 56% 56% 56 % Multifamily — % 87% 88% 77% 69 % Same Store NOI Office $ 35,462 $ 34,073 $ 35,337 $ 33,107 $ 29,136 Retail 13,395 13,363 13,167 13,665 12,945 Multifamily 15,845 18,054 18,689 17,484 16,735 Other 1,832 1,911 1,435 7,190 1,927 Total Same Store NOI $ 66,534 $ 67,401 $ 68,628 $ 71,446 $ 60,743 Quarter over Quarter Change in Same Store NOI (1) % (2) % (4) % 18 % See page 4 for definitions of Same Store Properties and Same Store NOI. (a) All same store properties have reached stabilization as of the fourth quarter of 2025. Same Store Performance - Operating Assets Segment

NOI by Region

thousands except Sq. Ft. and units	% Owned	Total		Q4 2025 Occupied (a)		Q4 2025 Leased (a)		Q4 2025 Occupied (%) (a)		Q4 2025 Leased (%) (a)		In-Place NOI (b)	Estimated Stabilized NOI (b)	Time to Stabilize (Years) (c)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Stabilized Properties														
Office - Houston	100%	3,988,203	—	3,528,764	—	3,596,681	—	88 %	— %	90 %	— %	$ 86,890	$ 108,370	—
Office - Columbia	100%	1,753,282	—	1,336,114	—	1,403,997	—	76 %	— %	80 %	— %	24,080	31,250	—
Office - Summerlin	100%	801,863	—	747,878	—	754,577	—	93 %	— %	94 %	— %	21,470	24,060	—
Retail - Houston	100%	284,274	—	258,431	—	279,298	—	91 %	— %	98 %	— %	9,410	10,600	—
Retail - Columbia	100%	101,609	—	101,609	—	101,609	—	100 %	— %	100 %	— %	2,780	2,780	—
Retail - Hawai'i	100%	836,631	—	667,104	—	687,521	—	80 %	— %	82 %	— %	12,690	21,370	—
Retail - Summerlin	100%	801,010	—	749,796	—	803,217	—	94 %	— %	100 %	— %	23,920	26,300	—
Multifamily - Houston (d)	100%	34,386	3,231	33,166	2,916	34,386	2,976	96 %	90 %	100 %	92 %	39,270	45,450	—
Multifamily - Columbia (d)	Various	129,901	1,671	101,805	1,524	109,725	1,566	78 %	91 %	84 %	94 %	22,320	26,190	—
Multifamily - Summerlin	100%	—	685	—	648	—	665	— %	95 %	— %	97 %	11,420	13,540	—
Other (e)	Various	125,801	—	125,801	—	125,801	—	100 %	— %	100 %	— %	13,010	13,590	—
Total Stabilized Properties (f)												**$ 267,260**	**$ 323,500**	**—**
Unstabilized Properties														
Office - Houston	100%	191,265	—	94,191	—	156,257	—	49 %	— %	82 %	— %	$ 1,160	$ 4,740	2.0
Office - Columbia	100%	85,380	—	42,932	—	42,932	—	50 %	— %	50 %	— %	(460)	3,200	1.5
Office - Summerlin	100%	147,602	—	25,636	—	68,033	—	17 %	— %	46 %	— %	(540)	4,300	1.5
Retail - Houston	100%	59,307	—	35,208	—	46,413	—	59 %	— %	78 %	— %	270	2,780	2.2
Retail - Summerlin	100%	67,147	—	57,228	—	57,228	—	85 %	— %	85 %	— %	420	1,800	2.0
Multifamily - Houston	100%	—	268	—	16	—	76	— %	6 %	— %	28 %	—	9,890	3.0
Total Unstabilized Properties												**$ 850**	**$ 26,710**	**2.1**

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13

NOI by Region (cont.)

thousands except Sq. Ft. and units	% Owned	Total Sq. Ft.	Total Units	Q4 2025 Occupied (a) Sq. Ft.	Q4 2025 Occupied (a) Units	Q4 2025 Leased (a) Sq. Ft.	Q4 2025 Leased (a) Units	Q4 2025 Occupied (%) (a) Sq. Ft.	Q4 2025 Occupied (%) (a) Units	Q4 2025 Leased (%) (a) Sq. Ft.	Q4 2025 Leased (%) (a) Units	In-Place NOI (b)	Estimated Stabilized NOI (b)	Time to Stabilize (Years) (c)
Under Construction Properties														
Office - Houston	100 %	237,264	—	—	—	—	—	— %	— %	— %	— %	n/a	$ 6,700	3.0
Retail - Houston	100 %	5,800	—	—	—	—	—	— %	— %	— %	— %	n/a	800	4.5
Retail - Hawai‘i	100 %	60,900	—	—	—	—	—	— %	— %	— %	— %	n/a	2,800	3.4
Total Under Construction Properties												**n/a**	**$ 10,300**	**3.7**
Total / Wtd. Avg. for Portfolio												**$ 268,110**	**$ 360,510**	**2.9**

(a) Occupied and Leased metrics are as of December 31, 2025.
(b) Includes our share of NOI from our unconsolidated ventures.
(c) The estimated stabilization date used in the Time to Stabilize calculation for all unstabilized and under construction assets is set at the maximum stabilization period of 36 months from the in-service or expected in-service date. If an Unstabilized property achieves 90% occupancy prior to this date, it will move to Stabilized.
(d) Multifamily square feet represent ground floor retail whereas multifamily units represent residential units for rent.
(e) These assets can be found on page 16 of this presentation.
(f) For Stabilized Properties, the difference between In-Place NOI and Estimated Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent, and other market factors.

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14

Stabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Owned	Rentable Sq. Ft. (a)	Q4 2025 % Occupied (a)	Q4 2025 % Leased (a)	In-Place NOI (b)	Est. Stabilized NOI (b)
Office							
Columbia Office Properties	Columbia, MD	100 %	67,066	72 %	72 %	$ 390	$ 950
6100 Merriweather	Columbia, MD	100 %	326,237	89 %	98 %	8,520	9,200
One Merriweather	Columbia, MD	100 %	209,950	94 %	94 %	5,370	5,630
Two Merriweather	Columbia, MD	100 %	124,639	85 %	96 %	2,420	3,100
Merriweather Row	Columbia, MD	100 %	925,584	71 %	74 %	7,030	12,370
One Mall North (c)	Columbia, MD	100 %	99,806	37 %	37 %	350	N/A
One Hughes Landing	Houston, TX	100 %	201,268	74 %	78 %	1,980	5,200
Two Hughes Landing	Houston, TX	100 %	200,255	60 %	61 %	3,140	5,270
Three Hughes Landing	Houston, TX	100 %	325,810	98 %	98 %	8,920	8,920
1725 Hughes Landing Boulevard	Houston, TX	100 %	340,611	61 %	69 %	620	7,430
1735 Hughes Landing Boulevard	Houston, TX	100 %	319,456	95 %	95 %	8,160	8,370
2201 Lake Woodlands Drive (d)	Houston, TX	100 %	22,259	— %	— %	330	330
Lakefront North	Houston, TX	100 %	258,058	100 %	100 %	7,550	7,320
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	4,780	4,740
9303 New Trails	Houston, TX	100 %	98,283	51 %	51 %	480	1,530
3831 Technology Forest Drive	Houston, TX	100 %	106,104	93 %	93 %	300	2,450
The Woodlands Towers at the Waterway	Houston, TX	100 %	1,395,599	99 %	100 %	42,620	43,510
3 Waterway Square	Houston, TX	100 %	227,617	91 %	91 %	3,350	5,900
4 Waterway Square	Houston, TX	100 %	217,952	78 %	90 %	3,580	5,900
1400 Woodloch Forest	Houston, TX	100 %	94,931	85 %	85 %	1,080	1,500
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,510	4,520
1700 Pavilion	Las Vegas, NV	100 %	265,898	92 %	94 %	6,830	8,380
One Summerlin	Las Vegas, NV	100 %	207,292	84 %	85 %	5,740	6,440
Two Summerlin	Las Vegas, NV	100 %	147,139	100 %	100 %	4,390	4,720
Total Office			**6,543,348**			**$ 132,440**	**$ 163,680**
Retail							
Color Burst Park Retail	Columbia, MD	100 %	12,410	100 %	100 %	$ 470	$ 470
Rouse Building	Columbia, MD	100 %	89,199	100 %	100 %	2,310	2,310
Ward Village Retail	Honolulu, HI	100 %	836,631	80 %	82 %	12,690	21,370
Creekside Park West	Houston, TX	100 %	72,976	91 %	100 %	1,910	2,200
Hughes Landing Retail	Houston, TX	100 %	125,721	90 %	96 %	4,590	4,990
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	540	540
20/25 Waterway Avenue	Houston, TX	100 %	51,688	87 %	100 %	1,500	2,000
Waterway Square Retail	Houston, TX	100 %	21,513	100 %	100 %	870	870
Downtown Summerlin (e)	Las Vegas, NV	100 %	801,010	94 %	100 %	23,920	26,300
Total Retail			**2,023,524**			**$ 48,800**	**$ 61,050**

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15

Stabilized Properties - Operating Assets Segment (cont.)

thousands except Sq. Ft. and units	Location	% Owned	Rentable Sq. Ft. (a)	Units (a)	Q4 2025 % Occupied (a) Rentable Sq. Ft.	Q4 2025 % Occupied (a) Units	Q4 2025 % Leased (a) Rentable Sq. Ft.	Q4 2025 % Leased (a) Units	In-Place NOI (b)	Estimated Stabilized NOI (b)
Multifamily										
Juniper	Columbia, MD	100 %	55,677	382	87 %	94 %	93 %	96 %	$ 8,310	$ 9,160
TEN.m.flats	Columbia, MD	50 %	28,026	437	96 %	94 %	96 %	97 %	4,080	4,250
Marlow	Columbia, MD	100 %	32,607	472	64 %	84 %	74 %	87 %	6,810	9,320
The Metropolitan	Columbia, MD	50 %	13,591	380	40 %	93 %	53 %	96 %	3,120	3,460
Creekside Park	Houston, TX	100 %	—	292	n/a	90 %	n/a	92 %	2,590	3,000
Creekside Park The Grove	Houston, TX	100 %	—	360	n/a	93 %	n/a	94 %	3,480	4,210
One Lakes Edge	Houston, TX	100 %	22,971	390	95 %	92 %	100 %	94 %	7,420	7,680
Two Lakes Edge	Houston, TX	100 %	11,415	386	100 %	91 %	100 %	94 %	8,490	8,750
Lakeside Row	Houston, TX	100 %	—	312	n/a	90 %	n/a	92 %	2,380	3,090
Millennium Six Pines	Houston, TX	100 %	—	314	n/a	89 %	n/a	90 %	3,840	3,840
Millennium Waterway	Houston, TX	100 %	—	393	n/a	90 %	n/a	92 %	3,840	3,940
Starling at Bridgeland	Houston, TX	100 %	—	358	n/a	89 %	n/a	91 %	3,230	3,400
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	88 %	n/a	90 %	2,680	2,680
Wingspan	Houston, TX	100 %	—	263	n/a	88 %	n/a	89 %	1,320	4,860
Constellation	Las Vegas, NV	100 %	—	124	n/a	92 %	n/a	95 %	1,950	2,500
Tanager	Las Vegas, NV	100 %	—	267	n/a	97 %	n/a	100 %	4,340	5,150
Tanager Echo	Las Vegas, NV	100 %	—	294	n/a	94 %	n/a	96 %	5,130	5,890
Total Multifamily			**164,287**	**5,587**					**$ 73,010**	**$ 85,180**
Other										
Houston Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	$ 3,290	$ 3,160
Hughes Landing Daycare	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	250	280
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	1,230	1,600
The Woodlands Warehouse	Houston, TX	100 %	125,801	n/a	100 %	n/a	100 %	n/a	1,440	1,520
Woodlands Sarofim	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	220	250
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,780	1,900
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	610	610
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	5,600	5,600
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	(1,410)	(1,330)
Total Other			**125,801**	**—**					**$ 13,010**	**$ 13,590**
Total Stabilized									**$ 267,260**	**$ 323,500**

(a) Rentable Sq Ft, Units, % Occupied, and % Leased are as of December 31, 2025. Multifamily square feet represent ground floor retail whereas multifamily units represent residential units for rent.
(b) For Stabilized Properties, the difference between In-Place NOI and Estimated Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent, and other market factors.
(c) One Mall North is expected to move to Strategic Developments for redevelopment in 2026.
(d) 2201 Lake Woodlands Drive was leased by a single tenant whose lease expired in December 2025. In-place NOI represents NOI achieved in 2025 at this property.
(e) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 39,700 sq. ft. of office space.

HOWARD HUGHES HOLDINGS
16

Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Owned	Rentable Sq. Ft. (a)	Units (a)	Q4 2025 % Occupied (a)		Q4 2025 % Leased (a)		Develop. Costs Incurred	Est. Total Cost (Excl. Land)	In-Place NOI	Est. Stabilized NOI (b)	Est. Stab. Date (c)	Est. Stab. Yield
					Rentable Sq. Ft.	Units	Rentable Sq. Ft.	Units						
Office														
10285 Lakefront Medical Office	Columbia, MD	100 %	85,380	n/a	50 %	n/a	50 %	n/a	$ 43,166	$ 53,393	$ (460)	$ 3,200	2027	6 %
One Bridgeland Green(d)	Houston, TX	100 %	49,502	n/a	27 %	n/a	80 %	n/a	32,309	35,365	—	1,780	2028	5 %
6 Waterway(e)	Houston, TX	100 %	141,763	n/a	57 %	n/a	82 %	n/a	21,130	26,903	1,160	2,960	2027	11 %
Meridian	Las Vegas, NV	100 %	147,602	n/a	17 %	n/a	46 %	n/a	44,330	55,459	(540)	4,300	2027	8 %
Total Office			**424,247**	**—**					**$ 140,935**	**$ 171,120**	**$ 160**	**$ 12,240**		
Retail														
Grogan's Mill Retail	Houston, TX	100 %	31,363	n/a	47 %	n/a	68 %	n/a	$ 5,857	$ 8,583	$ —	$ 850	2028	10 %
Village Green at Bridgeland Central (d)	Houston, TX	100 %	27,944	n/a	73 %	n/a	90 %	n/a	19,859	21,724	270	1,930	2027	9 %
Summerlin Grocery Anchored Center (d)	Las Vegas, NV	100 %	67,147	n/a	85 %	n/a	85 %	n/a	43,896	46,946	420	1,800	2027	4 %
Total Retail			**126,454**	**—**					**$ 69,612**	**$ 77,253**	**$ 690**	**$ 4,580**		
Multifamily														
1 Riva Row (d)	Houston, TX	100 %	—	268	n/a	6 %	n/a	28 %	$ 128,158	$ 155,997	$ —	$ 9,890	2028	6 %
Total Multifamily			**—**	**268**					**$ 128,158**	**$ 155,997**	**$ —**	**$ 9,890**		
Total Unstabilized									**$ 338,705**	**$ 404,370**	**$ 850**	**$ 26,710**		

(a) Rentable Sq Ft, Units, % Occupied, and % Leased are as of December 31, 2025. Multifamily square feet represent ground floor retail whereas multifamily units represent residential units for rent.

(b) Company estimates of Estimated Stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.

(c) The estimated stabilization date for all unstabilized assets is set at the maximum stabilization period of 36 months from the in-service date. If a property achieves 90% occupancy prior to this date, it will move to Stabilized.

(d) As of December 31, 2025, approximately 80% of One Bridgeland Green, 90% of Village Green at Bridgeland Central, 86% of Summerlin Grocery Anchored Center, and 61% of 1 Riva Row has been placed in service. The remaining space will be placed in service as it is leased and/or turned over to tenants. The leasing percentages for these properties include leased in-service space, as well as pre-leased space that has not yet been placed in service.

(e) Total estimated development costs and total development costs incurred for 6 Waterway are inclusive of acquisition, closing, and tenant lease-up costs.

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17

Under Construction Properties - Strategic Developments Segment

thousands except Sq. Ft. and units	Location	% Owned	Estimated Rentable Square Feet	Percent Pre-Leased (a)	Const. Start Date	Est. Stabilized Date (b)	Development Costs Incurred to Date	Total Estimated Development Costs	Est. Stabilized NOI	Est. Stab. Yield
Office										
Memorial Hermann Medical Office	Houston, TX	100 %	50,895	100 %	Q3 2025	2029	$ 7,863	$ 23,661	$ 1,900	8 %
7 Waterway (c)	Houston, TX	100 %	186,369	— %	Q3 2025	2029	16,377	39,181	4,800	12 %
Total Office			**237,264**				**$ 24,240**	**$ 62,842**	**$ 6,700**	
Retail										
Ulana Ward Village (d)(e)	Honolulu, HI	100 %	32,100	— %	Q1 2023	2028	$ —	$ —	$ 760	— %
The Park Ward Village (d)	Honolulu, HI	100 %	26,800	26 %	Q4 2022	2029	—	—	1,900	— %
Kalae (d)	Honolulu, HI	100 %	2,000	— %	Q2 2024	2030	—	—	140	— %
The Ritz-Carlton Retail (d)	Houston, TX	100 %	5,800	100 %	Q4 2024	2030	—	—	800	— %
Total Retail			**66,700**				**$ —**	**$ —**	**$ 3,600**	
Total Under Construction							**$ 24,240**	**$ 62,842**	**$ 10,300**	

(a) Represents leases signed as of December 31, 2025.
(b) The estimated stabilization date for all under construction assets is set at 36 months from the expected in-service date.
(c) Total estimated development costs and total development costs incurred for 7 Waterway are inclusive of acquisition, closing, redevelopment, and tenant lease-up costs.
(d) Condominium retail development costs incurred to date and total estimated development costs are combined with their respective condominium costs and presented on page 19 and 20 of this supplement.
(e) The Company completed construction at Ulana and began welcoming residents in November 2025. However, landlord work is still ongoing for the retail section of the property as of December 31, 2025. The retail space is expected to be placed as leases are executed.

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18

Completed Condominiums

As of December 31, 2025	Waiea	Anaha	Ae`o	Ke Kilohana	‘A‘ali‘i	Kō'ula	Victoria Place	Ulana Ward Village (a)	Total
Key Metrics (*$ in thousands*)									
Location	Ward Village	Ward Village	Ward Village	Ward Village	Ward Village	Ward Village	Ward Village	Ward Village	
Type of building	Luxury	Luxury	Upscale	Workforce	Upscale	Upscale	Luxury	Workforce	
Number of units	177	317	465	423	750	565	349	696	3,742
Condo Sq. Ft.	378,488	449,205	389,663	294,273	390,097	409,612	406,351	433,773	3,151,462
Street retail Sq. Ft.	7,716	16,048	70,800	28,386	11,175	36,995	n/a	32,100	203,220
Stabilized retail NOI	$290	$1,190	$2,170	$970	$550	$1,890	n/a	$760	$7,820
Stabilization year	2017	2020	2019	2020	2024	2025	n/a	2028	
Development progress (*$ in thousands*)									
Completion date	Q4 2016	Q4 2017	Q4 2018	Q2 2019	Q4 2021	Q3 2022	Q4 2024	Q4 2025	
Total estimated development cost	$542,631	$403,796	$430,086	$217,318	$390,138	$481,302	$539,017	$402,914	$3,407,202
Development costs incurred to date	542,226	403,796	430,086	217,318	389,556	480,467	536,886	378,332	3,378,667
Estimated remaining to be spent	$405	$—	$—	$—	$582	$835	$2,131	$24,582	$28,535
Financial Summary (*$ in thousands*)									
Units closed through December 31, 2025	177	317	465	423	750	565	349	690	3,736
Units under contract through December 31, 2025	—	—	—	—	—	—	—	6	6
Total % of units closed or under contract	100%	100%	100%	100%	100%	100%	100%	100%	100%
Total cash received (closings & deposits)	$698,228	$515,987	$513,239	$218,554	$536,942	$635,100	$778,901	$370,496	$4,267,447
Total GAAP revenue recognized	$698,228	$515,987	$513,239	$218,554	$536,942	$635,100	$778,901	$369,450	$4,266,401
Total future GAAP revenue under contract	$—	$—	$—	$—	$—	$—	$—	$3,131	$3,131

(a) The Company completed construction at Ulana in November 2025, and closed all but 6 of the contracted units. The remaining 6 units are expected to close in early 2026.

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19

Under Construction Condominiums

As of December 31, 2025	The Park Ward Village	Kalae	Ritz-Carlton Residences	Total
Key Metrics (*$ in thousands*)				
Location	Ward Village	Ward Village	The Woodlands	
Type of building	Upscale	Luxury	Luxury	
Number of units	545	329	111	985
Avg. unit Sq. Ft.	847	1,207	2,524	1,156
Condo Sq. Ft.	461,360	397,203	280,172	1,138,735
Street retail Sq. Ft.	26,800	2,000	5,800	34,600
Stabilized retail NOI	$1,900	$140	$800	$2,840
Stabilization year	2029	2030	2030	
Development progress (*$ in thousands*)				
Start date	Q4 2022	Q2 2024	Q4 2024	
Estimated Completion date	Q2 2026	2028	2027	
Total estimated development cost	$613,807	$623,745	$369,465	$1,607,017
Development costs incurred to date	479,660	195,850	138,942	814,452
Estimated remaining to be spent	$134,147	$427,895	$230,523	$792,565
Financial Summary (*$ in thousands*)				
Units under contract through December 31, 2025	529	307	84	920
Units remaining to be sold through December 31, 2025	16	22	27	65
Total % of units closed or under contract	97%	93%	76%	93%
Units contracted in Q4 2025	—	—	2	2
Square footage closed / under contract	448,656	378,170	216,713	1,043,539
Total % square footage closed / under contract	97%	95%	77%	92%
Total cash received (closings & deposits)	$141,990	$157,731	$37,044	$336,765
Total future GAAP revenue under contract	$705,082	$775,999	$380,210	$1,861,291
Expected avg. price per Sq. Ft.	$1,500 - $1,550	$2,000 - $2,050	$1,750 - $1,800	
Deposit Reconciliation (*thousands*)				
Spent towards construction	$137,461	$106,236	$—	$243,697
Held for future use (a)	411	47,322	—	47,733
Held for closings (a)	4,118	4,173	37,044	45,335
Total deposits from sales commitment	$141,990	$157,731	$37,044	$336,765

(a) Total deposits held for future use and held for closings are included in Restricted cash.

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20

Predevelopment Condominiums

As of December 31, 2025	The Launiu	Melia	'Ilima	Total
Key Metrics (*$ in thousands*)				
Location	Ward Village	Ward Village	Ward Village	
Type of building	Luxury	Luxury	Luxury	
Number of units	485	220	148	853
Avg. unit Sq. Ft.	950	1,612	2,279	1,351
Condo Sq. Ft.	460,735	354,650	337,238	1,152,623
Street retail Sq. Ft.	10,000	6,000	5,000	21,000
Estimated Completion date	2028	2030	2030	
Financial Summary (*$ in thousands*)				
Units under contract through December 31, 2025	346	144	76	566
Units remaining to be sold through December 31, 2025	139	76	72	287
Total % of units closed or under contract	71%	65%	51%	66%
Units under contract in Q4 2025	14	8	4	26
Square footage closed / under contract	316,421	271,014	193,375	780,810
Total % square footage closed / under contract	69%	76%	57%	68%
Total cash received (closings & deposits)	$118,992	$150,934	$136,418	$406,344
Total future GAAP revenue under contract	$596,920	$770,648	$674,952	$2,042,520
Expected avg. price per Sq. Ft.	$1,850 - $1,900	$2,700 - $2,750	$3,150 - $3,200	
Deposit Reconciliation (*thousands*)				
Held for future use (a)	$117,915	$150,934	$136,418	$405,267
Held for closings (a)	1,077	—	—	1,077
Total deposits from sales commitment	$118,992	$150,934	$136,418	$406,344

(a) Total deposits held for future use and held for closings are included in Restricted cash.

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21

Summary of Remaining Development Costs

As of December 31, 2025 *thousands*	Location	Total Estimated Development Costs (a)	Development Costs Incurred to Date	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (b)(c)	Estimated Completion Date
10285 Lakefront Medical Office (d)	Columbia, MD	$ 53,393	$ 43,166	$ 10,227	$ —	$ 10,175	$ 52	Completed
Marlow (c)	Columbia, MD	128,045	123,935	4,110	—	4,285	(175)	Completed
One Bridgeland Green(d)	Houston, TX	35,365	32,309	3,056	—	—	3,056	Completed
Grogan's Mill Retail (d)	Houston, TX	8,583	5,857	2,726	—	—	2,726	Completed
1 Riva Row (e)	Houston, TX	155,997	128,158	27,839	—	4,147	23,692	Completed
Village Green at Bridgeland Central (c)	Houston, TX	21,724	19,859	1,865	—	1,900	(35)	Completed
Meridian (d)	Las Vegas, NV	55,459	44,330	11,129	—	11,072	57	Completed
Summerlin Grocery Anchored Center (c)	Las Vegas, NV	46,946	43,896	3,050	—	3,132	(82)	Completed
Total Operating Assets		505,512	441,510	64,002	—	34,711	29,291	
Kalae	Honolulu, HI	623,745	195,850	427,895	43,917	345,926	38,052	2028
The Park Ward Village	Honolulu, HI	613,807	479,660	134,147	(165)	121,675	12,637	Q2 2026
Ulana Ward Village	Honolulu, HI	402,914	378,332	24,582	—	—	24,582	Completed
Victoria Place	Honolulu, HI	539,017	536,886	2,131	—	—	2,131	Completed
Memorial Hermann Medical Office	Houston, TX	23,661	7,863	15,798	—	15,725	73	Q2 2026
The Ritz-Carlton Residences	Houston, TX	369,465	138,942	230,523	—	149,873	80,650	2027
7 Waterway	Houston, TX	39,181	16,377	22,804	—	—	22,804	Q2 2026
Total Strategic Developments		2,611,790	1,753,910	857,880	43,752	633,199	180,929	
Total		**$ 3,117,302**	**$ 2,195,420**	**$ 921,882**	**$ 43,752**	**$ 667,910**	**$ 210,220**	

See page 4 for definition of Remaining Development Costs.

(a) Total Estimated Development Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs, retail costs, and certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Development Costs for assets at Ward Village and Merriweather District exclude master plan infrastructure and amenity costs.

(b) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances, and as necessary, the postponement of certain projects.

(c) Negative balance relates to costs paid by HHH, but not yet reimbursed by our lenders. We expect to receive funds from our lenders for these costs in the future.

(d) Remaining cost is related to lease-up and tenant build-out.

(e) Remaining cost for 1 Riva Row is related to continued construction costs as only 61% of the property has been placed in service as of December 31, 2025.

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22

Portfolio Key Metrics

As of December 31, 2025	MPC Regions							Non-MPC Regions		
	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Teravalis	Floreo (a)	Total	Columbia	Hawai'i	Total
	Houston, TX	Houston, TX	Houston, TX	Las Vegas, NV	Phoenix, AZ	Phoenix, AZ	MPC Regions	Columbia, MD	Honolulu, HI	Non-MPC
Operating Assets										
Stabilized Properties										
Office Sq.Ft.	3,988,203	—	—	801,863	—	—	4,790,066	1,753,282	—	1,753,282
Retail Sq. Ft. (b)	318,660	—	—	801,010	—	—	1,119,670	231,510	836,631	1,068,141
Multifamily units	2,298	—	933	685	—	—	3,916	1,671	—	1,671
Other Sq. Ft.	125,801	—	—	—	—	—	125,801	—	—	—
Unstabilized Properties										
Office Sq.Ft.	141,763	—	49,502	147,602	—	—	338,867	85,380	—	85,380
Retail Sq.Ft.	31,363	—	27,944	67,147	—	—	126,454	—	—	—
Multifamily units	268	—	—	—	—	—	268	—	—	—
Under Construction Properties										
Office Sq.Ft.	186,369	—	50,895	—	—	—	237,264	—	—	—
Retail Sq.Ft.	5,800	—	—	—	—	—	5,800	—	60,900	60,900
MPC										
Total gross acreage	28,545 ac	2,055 ac	11,506 ac	22,500 ac	33,810 ac	3,029 ac	101,445 ac	16,450 ac	n/a	16,450
Current Residents	124,800	3,793	29,000	132,000	—	35	289,628	n/a	n/a	n/a
Residential Land (c)										
Remaining saleable acres (d)	64 ac	624 ac	1,234 ac	1,978 ac	15,908 ac	1,061 ac	20,869 ac	n/a	n/a	n/a
Estimated price per acre (e)	N/A	$391	$662	$1,719	$832	$836		n/a	n/a	
Commercial Land										
Remaining saleable acres (d)	685 ac	181 ac	1,093 ac	494 ac	10,531 ac	116 ac	13,100 ac	99 ac	n/a	99 ac
Estimated price per acre (e)	$1,020	$511	$767	$1,378	$206	$335		n/a	n/a	

Portfolio Key Metrics include 100% of square footage, units, and acreage associated with joint venture projects. Retail space in multifamily assets shown as retail square feet.

(a) This represents 100% of Floreo gross and remaining saleable acreage and 100% of the estimated price per acre expected to be achieved. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method.

(b) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 39,700 Sq. Ft. of additional office space above our retail space.

(c) The Woodlands residential land development is nearing completion.

(d) Fluctuations in remaining saleable acres from period to period are due to land sales or changes to the master plan of the communities.

(e) Residential and commercial pricing represents the Company's estimate of price per acre that will be achieved in 2026 (in thousands) per its land models.

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24H O W A R D H U G H E S H O L D I N G S 24 Master Planned Community Land Consolidated MPC Segment EBT The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Total Floreo (a) thousands Q4 2025 Q4 2024 Q4 2025 Q4 2024 Q4 2025 Q4 2024 Q4 2025 Q4 2024 Q4 2025 Q4 2024 Q4 2025 Q4 2024 Q4 2025 Q4 2024 Revenues: Residential land sale revenues $ — $ — $ 9,139 $ 6,510 $ 50,193 $ 24,977 $ 39,156 $ 33,750 $ — $ — $ 98,488 $ 65,237 $ 3,441 $ 25,426 Commercial land sale revenues 17,839 479 61 8 1,048 2,027 — — — — 18,948 2,514 — — Builder price participation — 297 190 744 1,376 2,133 11,338 13,786 — — 12,904 16,960 — — Other land sale revenues 366 112 18 11 13 78 4,389 4,350 — — 4,786 4,551 41 — Total revenues 18,205 888 9,408 7,273 52,630 29,215 54,883 51,886 — — 135,126 89,262 3,482 25,426 Expenses: Cost of sales - residential land — — (3,354) (2,467) (17,668) (10,290) (14,292) (12,335) — — (35,314) (25,092) (2,505) (18,129) Cost of sales - commercial land (4,388) (109) (25) (3) (305) (733) — — — — (4,718) (845) — — Real estate taxes (1,588) (1,412) (270) (55) (1,154) (1,338) (472) (490) (5) (4) (3,489) (3,299) (135) (26) Land sales operations (2,315) (2,506) (1,303) (1,694) (2,974) (2,712) (4,435) (4,891) (383) (424) (11,410) (12,227) (2,314) (2,477) Total operating expenses (8,291) (4,027) (4,952) (4,219) (22,101) (15,073) (19,199) (17,716) (388) (428) (54,931) (41,463) (4,954) (20,632) Depreciation and amortization (30) (30) — (1) (34) (35) (24) (34) (11) (11) (99) (111) (33) (19) Interest income (expense), net 1,208 260 907 1,032 6,857 1,084 11,881 10,258 — — 20,853 12,634 (646) (309) Other (loss) income, net 38 — 28 — — — — — — — 66 — — — Equity in earnings (losses) from unconsolidated ventures (b) — — — — — — 5,461 (5,665) (1,055) 2,233 4,406 (3,432) — — MPC Segment EBT $ 11,130 $ (2,909) $ 5,391 $ 4,085 $ 37,352 $ 15,191 $ 53,002 $ 38,729 $ (1,454) $ 1,794 $ 105,421 $ 56,890 $ (2,151) $ 4,466 (a) This represents 100% of Floreo EBT. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (b) Equity in earnings (losses) from unconsolidated ventures reflects our share of earnings for The Summit in Summerlin and for Floreo in Teravalis. MPC Performance

MPC Land

	Consolidated MPC Segment											
	The Woodlands		The Woodlands Hills		Bridgeland		Summerlin		Teravalis		Floreo (a)	
thousands, except acres	Q4 2025	Q4 2024	Q4 2025	Q4 2024	Q4 2025	Q4 2024	Q4 2025	Q4 2024	Q4 2025	Q4 2024	Q4 2025	Q4 2024
Key Performance Metrics:												
Residential												
Total acres closed in current period	— ac	— ac	19.3 ac	14.3 ac	71.6 ac	41.8 ac	— ac	3.8 ac	— ac	— ac	— ac	33.7 ac
Price per acre achieved	$—	$—	$474	$455	$701	$598	$—	$6,048	$—	$—	$—	$767
Avg. gross margins	—%	—%	63.3%	62.1%	64.8%	58.8%	—%	63.9%	—%	—%	—%	28.7%
Commercial												
Total acres closed in current period	30.1 ac	— ac	— ac	— ac	— ac	10.0 ac	— ac	— ac	— ac	— ac	— ac	— ac
Price per acre achieved	$670	$—	$—	$—	$—	$218	$—	$—	$—	$—	$—	$—
Avg. gross margins	75.4 %	— %	—%	— %	— %	58.8%	— %	—%	—%	—%	—%	—%
Avg. combined before-tax net margins	75.4 %	—%	63.3%	62.1%	64.8 %	58.8%	—%	63.9%	—%	—%	—%	28.7%
Key Valuation Metrics:												
Remaining saleable acres (b)												
Residential	64 ac		624 ac		1,234 ac		1,978 ac		15,908 ac		1,061 ac	
Commercial	685 ac		181 ac		1,093 ac		494 ac		10,531 ac		116 ac	
Projected est. % superpads / lot size	—% / — ac		—% / — ac		—% / — ac		64% / 0.25 ac		—% / — ac		—% / — ac	
Projected est. % single-family detached lots / lot size	86% / 0.36 ac		100% / 0.22 ac		87% / 0.18 ac		—% / — ac		81% / 0.22 ac		100% / 0.17 ac	
Projected est. % single-family attached lots / lot size	14% / 0.14 ac		—% / — ac		9% / 0.19 ac		—% / — ac		19% / 0.11 ac		—% / — ac	
Projected est. % custom homes / lot size	—% / — ac		—% / — ac		4% / 0.26 ac		36% / 1.18 ac		—% / — ac		—% / — ac	
Estimated builder sale velocity (c)	NM		14		74		79		NM		NM	
Projected GAAP gross margin (d)	72.7%	74.9%	59.4%	63.3%	65.1%	64.8%	66.0%	64.5%	81.0%	75.5%	33.2%	17.6%
Projected cash gross margin (d)	96.0%		87.1%		88.7%		81.1%		81.4%		51.5%	
Residential sellout / Commercial buildout date estimate												
Residential	2031		2035		2032		2043		2086		2038	
Commercial	2034		2032		2046		2039		2086		2032	

(a) This represents 100% of Floreo metrics. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method.
(b) Fluctuations in remaining saleable acres from period to period are due to land sales or changes to the master plan of the communities.
(c) Represents the average monthly builder homes sold over the last twelve months ended December 31, 2025.
(d) Projected GAAP gross margin is based on expected GAAP MPC land sales revenues and MPC cost of sales. This measure includes all future projected revenues less all remaining historical development costs incurred to date and remaining future projected cash development costs. Projected cash gross margin represents the net cash margin expected to be received in the future and includes all future projected revenues less all remaining future projected cash development costs. The projected cash gross margin does not include remaining historical development costs incurred to date. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold.

NM Not meaningful.

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26H O W A R D H U G H E S H O L D I N G S 26 GAV in $ millions, unless otherwise specified. Price per acre in $ thousands. (a) Land sales revenue excludes deferred revenue and SID bond revenue. (b) Excludes value of Teravalis for comparative purposes. (c) As of December 31, 2025. MPC Gross Asset Value $1,695 $922 $708 $328 4,523 Total Acres Sold $679k Weighted Avg. Price Per Acre $3.1B Total Land Sales Revenue (a) X = $584 $1,013 2017 2025 $377 $669 2017 2025 $313 $479 2017 2025 +73% +77% +53% $2,662 $943 $589 $226 2017 Gross Asset Value Since 2017 2025 Gross Asset Value (b) Residential Price Per Acre (c) Summerlin Bridgeland The Woodlands Hills $4.4B$3.7B MPC Land Appreciation

27H O W A R D H U G H E S H O L D I N G S 27 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2026 $ 8,780 3.01% $ 41.71 $ 8,552 7.37% $ 39.58 2027 34,644 11.86% 41.97 8,906 7.67% 46.45 2028 19,365 6.63% 47.13 9,057 7.80% 54.17 2029 31,739 10.86% 48.91 10,595 9.12% 57.21 2030 31,993 10.95% 48.28 15,779 13.59% 61.77 2031 20,736 7.10% 52.17 6,838 5.89% 46.92 2032 61,413 21.02% 51.90 6,645 5.72% 60.64 2033 20,296 6.95% 42.53 15,929 13.72% 68.66 2034 15,499 5.31% 48.86 5,751 4.96% 61.04 2035 12,560 4.30% 56.85 11,104 9.56% 32.75 Thereafter 35,264 12.01% 56.36 17,025 14.60% 64.91 Total $ 292,289 100% $ 116,181 100% (a) Excludes leases with an initial term of 12 months or less. Office and Retail Lease Expirations Total Office and Retail Portfolio as of December 31, 2025 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031 Retail 2031 Office 2032 Retail 2032 Office 2033 Retail 2033 Office 2034 Retail 2034 Office 2035 Retail 2035 Office 2036+ Retail 2036+ 0% 6% 12% 18% 24% 30% Lease Expirations

Debt Summary

thousands	December 31, 2025	December 31, 2024
Fixed-rate debt		
Unsecured 5.375% Senior Notes due 2028 (a)	$ 750,000	$ 750,000
Unsecured 4.125% Senior Notes due 2029	650,000	650,000
Unsecured 4.375% Senior Notes due 2031	650,000	650,000
Secured mortgages payable	1,793,561	1,635,750
Special Improvement District bonds	80,294	83,779
Variable-rate debt		
Secured mortgages payable, excluding condominium financing	657,199	784,682
Condominium financing	478,160	331,226
Secured Bridgeland Notes due 2029	85,000	283,000
Mortgages, notes and loans payable	**5,144,214**	**5,168,437**
Deferred financing costs	(34,386)	(40,968)
Mortgages, notes, and loans payable, net	**$ 5,109,828**	**$ 5,127,469**

	Net Debt on a Segment Basis as of December 31, 2025 (b)					
thousands	Operating Assets	Master Planned Communities	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes, and loans payable, net	**$ 2,431,685**	**$ 159,280**	**$ 481,520**	**$ 3,072,485**	**$ 2,037,343**	**$ 5,109,828**
Mortgages, notes, and loans payable of unconsolidated ventures (c)	90,533	124,938	—	215,471	—	215,471
Less:						
Cash and cash equivalents	(25,941)	(126,774)	(32,060)	(184,775)	(1,283,732)	(1,468,507)
Cash and cash equivalents of unconsolidated ventures (c)	(4,288)	(12,670)	(3,793)	(20,751)	—	(20,751)
Special Improvement District receivables	—	(90,417)	—	(90,417)	—	(90,417)
Municipal Utility District receivables, net	—	(459,729)	—	(459,729)	—	(459,729)
TIF receivable	—	—	(4,012)	(4,012)	—	(4,012)
Net Debt	**$ 2,491,989**	**$ (405,372)**	**$ 441,655**	**$ 2,528,272**	**$ 753,611**	**$ 3,281,883**

	Consolidated Debt Maturities and Contractual Obligations as of December 31, 2025						
thousands	2026	2027	2028	2029	2030	Thereafter	Total
Mortgages, notes, and loans payable (a)	$ 663,243	$ 507,661	$ 923,362	$ 1,075,975	$ 277,225	$ 1,696,748	$ 5,144,214
Interest payments (d)	260,531	214,724	173,511	108,835	85,862	149,256	992,719
Ground lease commitments	300	300	300	300	300	5,300	6,800
Total	**$ 924,074**	**$ 722,685**	**$ 1,097,173**	**$ 1,185,110**	**$ 363,387**	**$ 1,851,304**	**$ 6,143,733**

(a) On February 17, 2026, HHC, the Company's wholly owned subsidiary, issued $500.0 million of 5.875% senior unsecured notes due 2032 and $500.0 million of 6.125% senior unsecured notes due 2034. HHC used the net proceeds to redeem its outstanding $750.0 million 5.375% senior unsecured notes due 2028, including the payment of premiums, accrued and unpaid interest and expenses related to such redemption, and will use the remaining proceeds for general corporate purposes.

(b) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure, and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.

(c) Each segment includes our share of the Mortgages, notes, and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in unconsolidated ventures.

(d) Interest is based on the borrowings that are presently outstanding and current floating interest rates without the effects of interest rate derivatives.

HOWARD HUGHES HOLDINGS

28

29H O W A R D H U G H E S H O L D I N G S 29 (a) Includes the impact of interest rate derivatives. (b) Does not include extension options, some of which have performance requirements. (c) Represents Secured Bridgeland Notes. (d) Excludes the Company's share of debt related to its unconsolidated ventures, which totaled $215.5 million as of December 31, 2025. thousands Q4 2025 Principal Range of Interest Rates (a) Weighted- average Interest Rate (a) Weighted- average Years to Maturity (b) Operating Assets Office $ 1,219,492 3.43% 8.67% 5.41% 4.2 Retail 272,448 3.50% 7.23% 5.93% 2.9 Multifamily 929,604 3.13% 7.39% 4.88% 4.3 Other 24,189 3.65% 6.72% 4.98% 4.1 Total Operating Assets $ 2,445,733 3.13% 8.67% 5.26% 4.1 Master Planned Communities (c) $ 85,000 6.06% 6.06% 6.06% 3.7 Strategic Developments Condominiums $ 478,160 7.62% 8.87% 8.26% 1.2 Office 3,735 6.67% 6.67% 6.67% 3.4 Multifamily 1,292 7.39% 7.39% 7.39% 4.7 Total Strategic Developments $ 483,187 6.67% 8.87% 8.25% 1.2 Bonds Corporate Bonds $ 2,050,000 4.13% 5.38% 4.66% 3.5 SID Bonds 80,294 4.13% 6.50% 5.21% 25.7 Total Bonds $ 2,130,294 4.13% 6.50% 4.68% 4.4 Total (d) $ 5,144,214 3.13% 8.87% 5.32% 3.9 Debt Summary (cont.)

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI

thousands	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	FY 2025	FY 2024
Total revenues	$ 117,938	$ 117,182	$ 116,446	$ 114,002	$ 112,521	$ 465,568	$ 444,300
Total operating expenses	(54,276)	(51,713)	(49,467)	(48,817)	(51,840)	(204,273)	(194,591)
Segment operating income (loss)	63,662	65,469	66,979	65,185	60,681	261,295	249,709
Depreciation and amortization	(43,996)	(43,411)	(42,305)	(43,123)	(43,137)	(172,835)	(169,040)
Interest income (expense), net	(34,240)	(34,006)	(34,173)	(34,218)	(34,439)	(136,637)	(138,207)
Other income (loss), net	1,465	363	634	(196)	(74)	2,266	822
Equity in earnings (losses) from unconsolidated ventures	376	135	(325)	4,643	1,775	4,829	5,819
Gain (loss) on sale or disposal of real estate and other assets, net	(9)	4,385	(1)	9,979	14,948	14,354	22,907
Gain (loss) on extinguishment of debt	(218)	(173)	(307)	—	(267)	(698)	(465)
Operating Assets segment EBT	**(12,960)**	**(7,238)**	**(9,498)**	**2,270**	**(513)**	**(27,426)**	**(28,455)**
Add back:							
Depreciation and amortization	43,996	43,411	42,305	43,123	43,137	172,835	169,040
Interest (income) expense, net	34,240	34,006	34,173	34,218	34,439	136,637	138,207
Equity in (earnings) losses from unconsolidated ventures	(376)	(135)	325	(4,643)	(1,775)	(4,829)	(5,819)
(Gain) loss on sale or disposal of real estate and other assets, net	9	(4,385)	1	(9,979)	(14,948)	(14,354)	(22,907)
(Gain) loss on extinguishment of debt	218	173	307	—	267	698	465
Impact of straight-line rent	(235)	(196)	(373)	(1,160)	(1,765)	(1,964)	(4,770)
Other	649	(66)	(384)	189	69	388	(306)
Operating Assets NOI	**65,541**	**65,570**	**66,856**	**64,018**	**58,911**	**261,985**	**245,455**
Company's share of NOI from equity investments	2,456	2,295	2,004	1,943	2,288	8,698	8,310
Distributions from Summerlin Hospital investment	—	—	—	5,605	—	5,605	3,242
Company's share of NOI from unconsolidated ventures	2,456	2,295	2,004	7,548	2,288	14,303	11,552
Total Operating Assets NOI	**$ 67,997**	**$ 67,865**	**$ 68,860**	**$ 71,566**	**$ 61,199**	**$ 276,288**	**$ 257,007**

HOWARD HUGHES HOLDINGS

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